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                    [Morgan Stanley Dean Witter Letterhead]

                                                     October 7, 1998

Board of Directors
American International Group, Inc.
70 Pine Street
New York, New York 10270

Dear Sirs:

We hereby consent to the inclusion in the Registration Statement of American International Group, Inc. on Form S-4, of our opinion letter appearing as Appendix C to the Joint Proxy Statement/Prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ DOUGLAS L. BROWN
                                            ------------------------------------
                                            Douglas L. Brown
                                            Managing Director